SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2022 (February 11, 2022)
LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio 45036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	LCNB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2022, LCNB Corp. (“LCNB”) entered into an agreement with John C. Lame, Susan K. Lame, and the John C. Lame and Susan K. Lame Irrevocable Trust for the repurchase by LCNB Corp. of the 1,051,687 shares of LCNB common stock held by these shareholders (the “Repurchase” pursuant to the “Repurchase Agreement”). These shares constituted approximately 8.5% of LCNB’s outstanding common stock prior to the Repurchase. The board agreed in principle with the Lame Group to a $20.00 purchase price per share on February 4, 2022, when the stock closed at $20.13. LCNB completed the Repurchase using cash on hand and a line of credit from an unaffiliated bank. The Repurchase Agreement contains customary representations, warranties and covenants of the parties.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On February 11, 2022, LCNB issued a press release announcing its agreement to repurchase shares of its common stock from the Lame Group, described under Item 1.01. A copy of the press release (Exhibit 99.1) is attached and furnished under this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.        Description
10.1    Repurchase Agreement between LCNB Corp., John C. Lame, Susan K. Lame, and the John C. Lame and Susan K. Lame Irrevocable Trust.
99.1    Press Release dated February 11, 2022 issued by LCNB Corp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: February 11, 2022	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer